Exhibit 10.8

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

2013 PERFORMANCE INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) is dated as of [            , 20        ] by and between Sportsman’s Warehouse Holdings, Inc., a Utah corporation (the “Corporation”), and [            ] (the “Participant”).

W I T N E S S E T H

WHEREAS, pursuant to the Sportsman’s Warehouse Holdings, Inc. 2013 Performance Incentive Plan (the “Plan”), the Corporation has granted to the Participant effective as of the date hereof (the “Award Date”), a credit of stock units under the Plan (the “Award”), upon the terms and conditions set forth herein and in the Plan.

NOW THEREFORE, in consideration of services rendered and to be rendered by the Participant, and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

2. Grant. Subject to the terms of this Agreement, the Corporation hereby grants to the Participant an Award with respect to an aggregate of [            ] restricted stock units (subject to adjustment as provided in Section 7.1 of the Plan) (the “Stock Units”). As used herein, the term “stock unit” shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of the Corporation’s Common Stock (subject to adjustment as provided in Section 7.1 of the Plan) solely for purposes of the Plan and this Agreement. The Stock Units shall be used solely as a device for the determination of the payment to eventually be made to the Participant if such Stock Units vest pursuant to Section 3. The Stock Units shall not be treated as property or as a trust fund of any kind.

3. Vesting. Subject to Section 8 below, the Award shall vest and become nonforfeitable with respect to twenty-five percent (25%) of the total number of Stock Units (subject to adjustment under Section 7.1 of the Plan) on each of the first, second, third and fourth anniversaries of the Award Date; provided, however, that if a Registration occurs during the one (1) year period following the Award Date, the Award shall instead vest and become nonforfeitable with respect to twenty-five percent (25%) of the total number of Stock Units (subject to adjustment under Section 7.1 of the Plan) on the effective date of the Registration (the “Registration Date”) and thereafter on each of the first, second and third anniversaries of the Registration Date.

4. Continuance of Employment/Service Required; No Employment/Service Commitment. The vesting schedule in Section 3 requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 8 below or under the Plan.

Nothing contained in this Agreement or the Plan constitutes an employment or service commitment by the Corporation, affects the Participant’s status, if he or she is an employee, as an employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by or in service to the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment or services, or affects the right of the Corporation or any Subsidiary to increase or decrease the Participant’s other compensation or benefits. Nothing in this Agreement, however, is intended to adversely affect any independent contractual right of the Participant without his or her consent thereto.

5. Dividend and Voting Rights.

(a) Limitations on Rights Associated with Units. The Participant shall have no rights as a stockholder of the Corporation, no dividend rights (except as expressly provided in Section 5(b) with respect to Dividend Equivalent Rights) and no voting rights, with respect to the Stock Units and any shares of Common Stock underlying or issuable in respect of such Stock Units until such shares of Common Stock are actually issued to and held of record by the Participant. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of such shares.

(b) Dividend Equivalent Rights Distributions. As of any date that the Corporation pays an ordinary cash dividend on its Common Stock, the Corporation shall credit the Participant with an additional number of Stock Units equal to (i) the per share cash dividend paid by the Corporation on its Common Stock on such date, multiplied by (ii) the total number of Stock Units (including any dividend equivalents previously credited hereunder) (with such total number adjusted pursuant to Section 7.1 of the Plan) subject to the Award as of the related dividend payment record date, divided by (iii) the fair market value of a share of Common Stock on the date of payment of such dividend. Any Stock Units credited pursuant to the foregoing provisions of this Section 5(b) shall be subject to the same vesting, payment and other terms, conditions and restrictions as the original Stock Units to which they relate. No crediting of Stock Units shall be made pursuant to this Section 5(b) with respect to any Stock Units which, as of such record date, have either been paid pursuant to Section 7 or terminated pursuant to Section 8.

6. Restrictions on Transfer and Other Restrictions. Neither the Award, nor any interest therein or amount or shares payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily, except as set forth in Section 5.7 of the Plan. Any shares of Common Stock acquired pursuant to the Award are subject to substantial restrictions on transfer, and are subject to call, rights of first refusal, and other rights in favor of the Corporation, and drag-along rights in favor of certain stockholders, as set forth herein. The Amended and Restated Articles of Incorporation (the “Articles”) and Bylaws of the Corporation, as either of them may be amended from time to time, may provide for additional restrictions and limitations with respect to the Common Stock (including additional restrictions and limitations on the transfer of shares). To the extent that these restrictions and limitations are greater than those set forth in this Agreement, such restrictions and limitations shall apply to the shares of Common Stock issuable with respect to the Award and are incorporated herein by this reference. Such restrictions and limitations are not, however, in lieu of, nor shall they in any way reduce or eliminate, any limitation or restriction on the shares of Common Stock acquired pursuant to the Award imposed under the Plan or this Agreement.

7. Timing and Manner of Payment of Stock Units. On or as soon as administratively practical following each vesting of the applicable portion of the total Award pursuant to Section 3 hereof or Section 7 of the Plan (and in all events not later than two and one-half months after the applicable vesting date), the Corporation shall deliver to the Participant a number of shares of Common Stock (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Corporation in its discretion) equal to the number of Stock Units subject to this Award that vest on the applicable vesting date, unless such Stock Units terminate prior to the given vesting date pursuant to Section 8. The Corporation’s obligation to deliver shares of Common Stock or otherwise make payment with respect to vested Stock Units is subject to the condition precedent that the Participant or other person entitled under the Plan to receive any shares with respect to the vested Stock Units deliver to the Corporation any representations or other documents or assurances required pursuant to Section 8.1 of the Plan. The Participant shall have no further rights with respect to any Stock Units that are paid or that terminate pursuant to Section 8.

8. Effect of Termination of Employment or Service. The Participant’s Stock Units shall terminate to the extent such units have not become vested prior to the first date the Participant is no longer employed by or in service to the Corporation or one of its Subsidiaries, regardless of the reason for the termination of the Participant’s employment or service with the Corporation or a Subsidiary, whether with or without cause, voluntarily or involuntarily (the last day that the Participant is employed by or provides services to the Corporation or a Subsidiary is referred to as the Participant’s “Severance Date”). If any unvested Stock Units are terminated hereunder, such Stock Units shall automatically terminate and be cancelled as of the applicable Severance Date without payment of any consideration by the Corporation and without any other action by the Participant, or the Participant’s beneficiary or personal representative, as the case may be.

9. Adjustments Upon Specified Events. Upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 7.1 of the Plan (including, without limitation, an extraordinary cash dividend on such stock), the Administrator shall make adjustments in accordance with such section in the number of Stock Units then outstanding and the number and kind of securities that may be issued in respect of the Award. No such adjustment shall be made with respect to any ordinary cash dividend for which dividend equivalents are credited pursuant to Section 5(b).

10. Lock-Up Agreement. The Participant agrees, unless otherwise agreed to by the managing underwriter for any underwritten offering, not to effect any sale or distribution of any equity securities of the Corporation or securities convertible into or exchangeable or exercisable for equity securities of the Corporation, including any sale under Rule 144 under the Securities Act, or engage in any other activities with respect to such securities as may be reasonably requested by such managing underwriter, (i) during the fourteen (14) days prior to such offering and for one hundred eighty (180) days after the closing of such offering or such shorter period of time acceptable to the managing underwriter of such offering, if any, or (ii) following the closing of the first of such offerings, during the fourteen (14) days prior to the closing of such offering and for ninety (90) days after the closing of such offering or such shorter period of time acceptable to the managing underwriter of such underwritten offering, if any. (The term “Participant” includes, where the context so requires, any permitted direct or indirect transferee of the Participant.)

11. Limited Call Right; Mandatory Sale; Transfer Restrictions.

(a) Corporation’s Call Right. The Corporation shall have the right (but not the obligation), subject to the terms and conditions of this Section 11, to repurchase in one or more transactions, and the Participant (or any permitted transferee) shall be obligated to sell any of the shares of Common Stock that are issued pursuant to the Award (the “Shares”) at the Repurchase Price (as defined below) (the “Call Right”). To exercise the Call Right, the Corporation must give written notice thereof to the Participant (the “Call Notice”) during the Call Period determined under Section 11(d). The Call Notice is irrevocable by the Corporation and must (a) be in writing and signed by an authorized officer of the Corporation, (b) set forth the Corporation’s intent to exercise the Call Right and contain the total number of Shares to be sold to the Corporation pursuant to the Call Right, and (c) be mailed or delivered in accordance with Section 19.

(b) Repurchase Price. The price per Share to be paid by the Corporation upon settlement of the Corporation’s Call Right (the “Repurchase Price”) shall equal the fair market value (as determined under the Plan) of a Share determined as of the date of the Call Notice.

(c) Closing. The closing of any repurchase under this Section 11 shall be at a date to be specified by the Corporation, such date to be no later than 30 days after the date of the Call Notice. The purchase price shall be paid at the closing in the form of a check or by cancellation of money purchase indebtedness against surrender by the Participant of a stock certificate evidencing the Shares with duly endorsed stock powers. No adjustments (other than pursuant to Section 7.1 of the Plan) shall be made to the purchase price for fluctuations in the fair market value of the Common Stock after the date of the Call Notice.

(d) Call Period; Termination of Call Right. The “Call Period” is the period of time during which the Call Notice must be delivered to the Participant in the event the Corporation wants to exercise its Call Right. The Call Period as to any particular Shares issued pursuant to the Award shall commence on the later of:

(i)	the Participant’s Severance Date; or

(ii)	the date that is six months and one day after the Participant acquired the Shares from the Corporation pursuant to the Award.

The Call Period as to any particular Shares that are issued pursuant to the Award shall terminate on the first to occur of:

(i)	twelve (12) months after the later of (A) the Participant’s Severance Date or (B) the date that the Participant acquired the Shares from the Corporation; or

(ii)	the Registration.

(e) Assignment. Notwithstanding anything to the contrary, the Corporation may assign any or all of its rights under this Section 11 to one or more stockholders of the Corporation.

12. Right of First Refusal. The Corporation shall have a right of first refusal, as set forth below, to purchase the Shares before the Shares (or any interest in them) can be validly transferred to any other person or entity.

(a) Notice of Intent to Sell. Before there can be a valid sale or transfer of any Shares (or any interest in them) by any holder thereof, the holder shall first give notice in writing to the Corporation, mailed or delivered in accordance with the provisions of Section 19, of his or her intention to sell or transfer such Shares (the “Option Notice”).

The Option Notice shall specify the identity of the proposed transferee, the number of Shares to be sold or transferred to the transferee, the price per Share and the terms upon which such holder intends to make such sale or transfer. If the payment terms for the Shares described in the Option Notice differ from delivery of cash or a check at closing, the Corporation shall have the option, as set forth herein, of purchasing the Shares for cash (or a cash equivalent) at closing in an amount which the Corporation determines is a fair value equivalent of that payment. The determination of a fair value equivalent shall be made in the Corporation’s best judgment and such determination shall be mailed or delivered to the selling or transferring stockholder (the “Corporation’s Notice”) within ten (10) days of its receipt of the Option Notice. Should the selling or transferring stockholder disagree with the Corporation’s determination of a fair value equivalent, he or she shall have the right (the “Retraction Right”) to retract the proposed sale or transfer to a third party and the offer of Shares to the Corporation pursuant to the Option Notice (such retraction to be made in writing and mailed or delivered in accordance with the provisions of Section 19). If the stockholder again proposes to sell or transfer the Shares, the stockholder shall again offer such Shares to the Corporation pursuant to the terms of this Section 12 prior to any sale or transfer.

(b) Option to Purchase. Subject to the selling stockholder’s Retraction Right, during the 60-day period commencing upon receipt of the Option Notice by the Corporation (the “Option Period”), the Corporation shall have an option to purchase any or all of the Shares specified in the Option Notice at the price offered therein (the “Right of First Refusal”).

(c) Purchase of Shares. Not more than thirty (30) days after receipt of the Option Notice, the Corporation shall give written notice to the stockholder desiring to sell or transfer Shares of the number of such Shares to be purchased (or, if no Shares are to be purchased, stating such fact) by the Corporation pursuant to the terms of this Section 12 (the “Purchase Notice”). Purchases pursuant to this Section 12 shall be consummated within thirty (30) days after delivery of the Purchase Notice to the selling stockholder, but in no event later than the expiration of the Option Period. The purchase price shall be paid at the closing in cash, by check, by cancellation of money purchase indebtedness, or, if the payment terms set forth in the Option Notice differ from payment in cash or by check at closing, in accordance with the payment terms set forth in the Option Notice (or payment of the amount set forth in the Corporation’s Notice in cash, by cancellation of money purchase indebtedness, or by check). The purchase price shall be paid against surrender by the selling stockholder of a stock certificate evidencing the number of Shares specified in the Option Notice, with duly endorsed stock powers.

(d) Ability to Sell Unpurchased Shares. Unless all of the Shares referred to in the Option Notice are to be purchased as indicated in the Purchase Notice, the stockholder desiring to sell or transfer may dispose of any Shares referred to in the Option Notice that are not to be purchased by the Corporation to the person or persons specified in the Option Notice during a period of twenty (20) days commencing upon his or her receipt of the Purchase Notice; provided, however, that he or she shall not sell or transfer such Shares (a) at a lower price or on terms more favorable to the purchaser or transferee than those specified in the Option Notice, or (b) to a person other than the person or persons specified in the Option Notice; and provided further that such transfer is consistent with the other provisions and limitations of the Plan and this Agreement. If the transfer is not consummated within such twenty (20) day period, the stockholder shall again offer such Shares to the Corporation pursuant to the terms of this Section 12 prior to any sale or transfer to the same or any other person. For purposes of clarity, this Section 12(d) does not limit, and the Shares shall remain subject to, the restrictions on transfer set forth in Section 6 of this Agreement.

(e) Assignment. Notwithstanding anything to the contrary, the Corporation may assign any or all of its rights under this Section 12 to one or more stockholders of the Corporation.

(f) Termination of Right of First Refusal. The Corporation’s Right of First Refusal shall terminate to the extent that it is not exercised prior to the Registration.

13. No Stockholder Rights Following Exercise of a Call or Repurchase. If the Participant (or any permitted transferee) holds Shares as to which the Call Right or the Right of First Refusal has been exercised (in connection with the termination of the Participant’s employment or otherwise), the Participant shall be entitled to payment in accordance with the provisions of Section 11 or 12, as applicable, but (unless otherwise required by law) shall no longer be entitled to participation in the Corporation or other rights as a stockholder with respect to the shares subject to the call or repurchase. To the maximum extent permitted by law, the Participant’s rights following the exercise of the Call Right or Right of First Refusal shall, with respect to the call or repurchase and the Shares covered thereby, be solely the rights that he or she has as a general creditor of the Corporation to receive payment of the amount specified in Section 11 or 12, as applicable.

14. Drag-Along Rights. In the event that holders of at least a majority of the voting power of the Corporation’s then outstanding capital stock (or one or more of their successors) (the “Major Stockholders”) either individually or in the aggregate desire to accept an offer from any third person (other than any affiliate of such parties) to purchase all of the outstanding shares of Voting Common Stock then owned by such Major Stockholders collectively, at a price determined in an arm’s length transaction, then, so long as the outstanding shares of Voting Common Stock then owned by such Major Stockholders collectively represent more than 50% of the voting power of the Corporation’s then outstanding capital stock, the Participant (or any permitted transferee) shall sell, and shall cause any of his or her affiliates (as such term is defined in the Securities Act) to sell, all of the Shares held by him or her and such affiliates pursuant to such offer to purchase (the “Drag-Along Sale”). All holders of Common Stock in such Drag-Along Sale (a) shall receive the same consideration per share of Common Stock, shall be subject to the same terms and conditions of sale and shall otherwise be treated equally or, where appropriate, pro rata based upon the number of shares of Common Stock held by each stockholder, and (b) shall execute such documents and take such actions as may be reasonably required by the Major Stockholders or the selling representative of the Major Stockholders selling in such sale.

The selling Major Stockholders or their representative shall promptly provide the Participant with written notice (the “Drag-Along Notice”) not more than 60 nor less than 10 business days prior to the date of the Drag-Along Sale (the “Drag-Along Sale Date”). Each Drag-Along Notice shall set forth: (a) the name and address of each proposed transferee (or the Participant) of shares of Common Stock in the Drag-Along Sale; (b) the name and address of each Major Stockholder participating in the Drag-Along Sale and the number of shares of Common Stock proposed to be transferred or sold by each such Major Stockholder; (c) the aggregate number of shares of Common Stock held of record as of the close of business on the date of the Drag-Along Notice by the Participant and each Major Stockholder; (d) the proposed amount and form of consideration to be paid for such shares and the terms and conditions of payment offered by each proposed transferee or the Participant, and (e) the Drag-Along Sale Date.

The provisions of this Section 14 shall apply regardless of the form of consideration received in the Drag-Along Sale, and if any non-cash consideration is proposed in the Drag-Along Sale to each selling Major Stockholder, the Participant shall accept his or her pro rata share of such non-cash consideration for the Common Stock based upon his proportional ownership of shares of Common Stock being included in such Drag-Along Sale.

The Major Stockholders (and their successors) shall have a right to compel the sale of the Shares in accordance with this Section 14 by delivery of the Drag-Along Notice. However, notwithstanding anything above in this Section 14 to the contrary, the Participant shall not have any right to participate in any sale (regardless of the number or percentage of shares of Common Stock being sold) if the Major Stockholders elect for any reason not to exercise their Drag-Along Sale rights. The Major Stockholders and their successors are third-party beneficiaries of this contract.

The Drag-Along Sale rights pursuant to this Section 14 shall terminate to the extent that they are not exercised prior to the Registration.

15. Restrictive Covenants. The Participant agrees to abide by and be subject to the non-competition restrictions, non-solicitation restrictions, confidentiality restrictions, non-

disparagement restrictions and other restrictive covenants as set forth in the attached Exhibit A, incorporated herein by this reference (the “Restrictive Covenants”).

16. Share Legends.

(a) Certificates. Any certificates representing shares of Common Stock that may be delivered to the Participant by the Corporation in connection with the Award at any time prior to the lapse of the restrictions imposed upon such shares pursuant to Sections 11, 12 and 14 of this Agreement shall be redelivered to the Corporation to be held by the Corporation until the restrictions on such shares are no longer subject to the other limitations and restrictions set forth in Sections 11, 12 and 14 of this Agreement.

(b) Share Legends. All certificates evidencing shares of Common Stock issued or delivered under the Plan and pursuant to this Agreement shall bear the following legends and/or any other appropriate or required legends under applicable laws:

“OWNERSHIP OF THIS CERTIFICATE, THE SHARES EVIDENCED BY THIS CERTIFICATE AND ANY INTEREST THEREIN ARE SUBJECT TO SUBSTANTIAL RESTRICTIONS ON TRANSFER UNDER APPLICABLE LAW AND UNDER AGREEMENTS WITH THE CORPORATION, INCLUDING RESTRICTIONS ON SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION.”

“THE SHARES ARE SUBJECT TO THE CORPORATION’S RIGHT OF FIRST REFUSAL AND CALL RIGHTS TO REPURCHASE THE SHARES UNDER THE CORPORATION’S 2013 PERFORMANCE INCENTIVE PLAN AND AGREEMENTS WITH THE CORPORATION THEREUNDER, COPIES OF WHICH ARE AVAILABLE FOR REVIEW AT THE OFFICE OF THE SECRETARY OF THE CORPORATION.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD FOLLOWING THE EFFECTIVE DATE OF A REGISTRATION STATEMENT OF THE CORPORATION FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”), AS SET FORTH IN AN AGREEMENT BETWEEN THE CORPORATION AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE CORPORATION. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.”

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE ACT, NOR HAVE THEY BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. NO TRANSFER OF SUCH SECURITIES WILL BE PERMITTED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER, THE TRANSFER IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR IN

THE OPINION OF COUNSEL TO THE CORPORATION, REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT AND WITH APPLICABLE STATE SECURITIES LAWS.”

17. Securities Law Representations. The Participant acknowledges that the Award and the shares of Common Stock subject to the Award are not being registered under the Securities Act, based, in part, in reliance upon an exemption from registration under Securities and Exchange Commission Rule 701 promulgated under the Securities Act, and a comparable exemption from qualification under applicable state securities laws, as each may be amended from time to time. The Participant, by executing this Agreement, hereby makes the following representations to the Corporation and acknowledges that the Corporation’s reliance on federal and state securities law exemptions from registration and qualification is predicated, in substantial part, upon the accuracy of these representations:

•	The Participant is acquiring the Award and, if and when he or she acquires any Shares pursuant to the Award, will acquire such Shares solely for the Participant’s own account, for investment purposes only, and not with a view to or an intent to sell, or to offer for resale in connection with any unregistered distribution, all or any portion of the shares within the meaning of the Securities Act and/or any applicable state securities laws.

•	The Participant has had an opportunity to ask questions and receive answers from the Corporation regarding the terms and conditions of the Award and the restrictions imposed on the Shares. The Participant has been furnished with, and/or has access to, such information as he or she considers necessary or appropriate for deciding whether to accept the Award. However, in evaluating the merits and risks of an investment in the Shares, the Participant has and will rely upon the advice of his/her own legal counsel, tax advisors, and/or investment advisors.

•	The Participant is aware that the Award and any Shares acquired hereunder may be of no practical value and that any investment in common shares of a closely held corporation such as the Corporation is non-marketable, non-transferable and could require capital to be invested for an indefinite period of time, possibly without return, and at substantial risk of loss.

•	The Participant understands that the Shares will be characterized as “restricted securities” under the federal securities laws, and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances, including in accordance with the conditions of Rule 144 promulgated under the Securities Act, as presently in effect. The Participant acknowledges receiving a copy of Rule 144 promulgated under the Securities Act, as presently in effect, and represents that he is familiar with such rule, and understands the resale limitations imposed thereby and by the Securities Act and the applicable state securities law.

•	The Participant has read and understands the restrictions and limitations set forth in the Plan and this Agreement which will be imposed on the Shares.

•	At no time was an oral representation made to the Participant relating to the Award and the Participant was not presented with or solicited by any promotional meeting or material relating to the Award or the Shares.

•	The Participant understands and acknowledges that (a) any certificate evidencing the Shares (or evidencing any other securities issued with respect thereto pursuant to any stock split, stock dividend, merger or other form of reorganization or recapitalization) when issued shall bear, in addition to any other legends which may be required by applicable state securities laws, the legend set forth in Section 16(b) of this Agreement, and (b) the Corporation has no obligation to register the Shares or file any registration statement under federal or state securities laws.

18. Tax Withholding. Subject to Section 8.1 of the Plan, upon any distribution of shares of Common Stock in respect of the Stock Units, the Corporation shall automatically reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then fair market value (with the “fair market value” of such shares determined in accordance with the applicable provisions of the Plan), to satisfy any withholding obligations of the Corporation or its Subsidiaries with respect to such distribution of shares at the minimum applicable withholding rates. In the event that the Corporation cannot legally satisfy such withholding obligations by such reduction of shares, or in the event of a cash payment or any other withholding event in respect of the Stock Units, the Corporation (or a Subsidiary) shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to such distribution or payment.

19. Notices. Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Participant at the Participant’s last address reflected on the Corporation’s records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be given only when received, but if the Participant is no longer an employee of or in service to the Corporation, shall be deemed to have been duly given by the Corporation when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

20. Plan. The Award and all rights of the Participant under this Agreement are subject to the terms and conditions of the provisions of the Plan, incorporated herein by reference. The Participant agrees to be bound by the terms of the Plan and this Agreement. The Participant acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Agreement. Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not (and shall not be deemed to) create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

21. Entire Agreement. This Agreement (including the Restrictive Covenants attached hereto) and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Agreement may be amended pursuant to Section 8.6 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

22. Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Corporation as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Corporation with respect to amounts credited and benefits payable, if any, with respect to the Stock Units, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to Stock Units, as and when payable hereunder.

23. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

24. Section Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

25. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

26. Construction. It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code. This Agreement shall be construed and interpreted consistent with that intent.

27. Clawback Policy. The Stock Units are subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of the Stock Units or any shares of Common Stock or other cash or property received with respect to the Stock Units (including any value received from a disposition of the shares acquired upon payment of the Stock Units).

28. No Advice Regarding Grant. The Participant is hereby advised to consult with his or her own tax, legal and/or investment advisors with respect to any advice the Participant may determine is needed or appropriate with respect to the Stock Units (including, without limitation, to determine the foreign, state, local, estate and/or gift tax consequences with respect to the

Award). Neither the Corporation nor any of its officers, directors, affiliates or advisors makes any representation (except for the terms and conditions expressly set forth in this Award Agreement) or recommendation with respect to the Award. Except for the withholding rights set forth in Section 18 above, the Participant is solely responsible for any and all tax liability that may arise with respect to the Award.

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IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf by a duly authorized officer and the Participant has hereunto set his or her hand as of the date and year first above written.

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.,	PARTICIPANT
a Utah corporation

By:	Signature

Print Name:
Print Name

Its:

CONSENT OF SPOUSE

In consideration of the execution of the foregoing Restricted Stock Unit Award Agreement by Sportsman’s Warehouse Holdings, Inc., I,                     , the spouse of the Participant therein named, do hereby join with my spouse in executing the foregoing Restricted Stock Unit Award Agreement and do hereby agree to be bound by all of the terms and provisions thereof and of the Plan.

Dated:                     , 20

Signature of Spouse

Print Name

EXHIBIT A

RESTRICTIVE COVENANTS

1.	Confidentiality.

The Participant will not, during the term of his/her employment with the Corporation or at any time thereafter, (a) directly or indirectly, divulge, furnish, publish, distribute, disclose, exploit or otherwise make available to any person or entity, whether or not a competitor of the Corporation, or (b) otherwise use Confidential Information for any purpose except as necessary to perform such Participant’s duties to the Corporation. In addition, and without limiting the generality of the foregoing, the Participant will not make any Unauthorized disclosure of Confidential Information. All references herein to the “Corporation” will be deemed to include its subsidiaries and affiliates.

As used herein, the term:

(a) “Confidential Information” means trade secrets, confidential or proprietary information, and all other information, documents or materials, relating to, owned, developed or possessed by the Corporation, whether in tangible or intangible form. Confidential Information includes, but is not limited to, financial information, products, product and service costs, prices, profits and sales, new business, technical or other ideas, proposals, plans and designs, business strategies, product and service plans, marketing plans and studies, forecasts, budgets, projections, computer programs, data bases and the documentation and information contained therein, computer access codes and similar information, source codes, know-how, technologies, concepts and designs, including, without limitation, patent applications, research projects and all information connected with research and development efforts, records, business relationships, methods and recommendations, existing or prospective client, customer, vendor and supplier information (including, but not limited to, identities, needs, transaction histories, volumes, characteristics, agreements, prices, identities of individual contacts, and spending preferences or habits), training manuals and similar materials used by the Corporation in conducting its business operations, skills, responsibilities, compensation and personnel files of employees, directors and independent contractors of the Corporation, competitive analyses, contracts, product formulations, and other confidential or proprietary information that has not been made available to the general public by the Corporation. Confidential Information will not include information that (i) is or becomes generally available to the public through no act or omission on the part of the Participant, (ii) is hereafter received on a non-confidential basis by the Participant from a third party who has the lawful right to disclose such information, or (iii) the Participant is required to disclose pursuant to court order or law.

(b) “Unauthorized” means: in contravention of or otherwise inconsistent with (i) this Award Agreement or the policies or procedures of the Corporation; (ii) any measures taken by the Corporation to protect its interests in the Confidential Information; (iii) lawful instruction or directive, either written or oral, of a director, officer or employee of the Corporation empowered to issue such instruction or directive; (iv) any duty existing under law or contract; or (v) the Corporation’s best interests.

The Participant further agrees to take all reasonable measures to prevent unauthorized persons or entities from obtaining or using Confidential Information. Promptly upon termination, for any reason, of the Participant’s employment with the Corporation, the Participant agrees to deliver to the Corporation all property and materials within the Participant’s possession or control that belong to the Corporation or contain Confidential Information.

2.	Non-Competition; Non-Solicitation; Non-Disparagement.

(a) In consideration for the rights granted to Participant under this Award Agreement, during the applicable Restriction Period, as described below, the Participant will not, directly or indirectly, in any Restricted Area, own, manage, engage in, operate, control, work for, consult with, render services for, do business with, maintain any interest in (proprietary, financial or otherwise), lend money or reputation to, or participate in the ownership, management, operation or control of, any business or entity, whether in corporate, proprietorship or partnership form or otherwise, that directly or indirectly competes with the Corporation, whether on a retail or e-commerce basis, including, without limitation, any business that owns or operates, directly or indirectly, stores commonly referred to as Cabela’s, Bass Pro Shops, Scheels or Gander Mountain (in each case a “Restricted Business”); provided, however, that the restrictions in this Section 2(a) will not restrict the acquisition by the Participant, directly or indirectly, of less than 2% of the outstanding capital stock of any publicly traded company engaged in a Restricted Business. As used herein, “Restricted Area” means North America.

(b) During the applicable Restriction Period, the Participant will not, directly or indirectly:

(i) hire, offer to hire, solicit, divert, entice away, or in any other manner persuade, or attempt to do any of the foregoing (“Solicit”), any person who is an officer, employee or consultant of the Corporation to accept employment with a third party (including, for purposes of this Section 2(b), any business or entity that is not an affiliate of the Corporation, even if the business or entity is affiliated with a stockholder of the Corporation);

(ii) Solicit any person or entity who was, at any time within six months prior to the Solicitation, an officer, employee, agent or consultant of the Corporation to work for a third party engaged in a Restricted Business; or

(iii) Solicit, (A) any actual or prospective customer, supplier or distributor of the Corporation to become a customer, supplier or distributor of any third party engaged in a Restricted Business or (B) any customer, supplier or distributor to cease doing business with the Corporation or reduce its dealings with the Corporation; or

(iv) disparage or engage in negative publicity regarding the Corporation or any of its affiliates, stockholders, officers, employees, agents, directors, customers, suppliers or distributors.

(c) “Restriction Period” means the duration of the Participant’s employment by the Corporation, and:

(i) with respect to Section 2(a) above, the 12 months following the cessation of Participant’s employment; provided, however, that if the Shares are redeemed by the Corporation pursuant to the Articles, the Restriction Period for purposes of Section 2(a) will end;

(ii) with respect to Sections 2(b)(i), 2(b)(ii) and 2(b)(iii), three years following the termination of such employment; and

(iii) with respect to Section 2(b)(iv), indefinitely thereafter.